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                                                                   Exhibit 10.37

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RESEARCH PROJECT COOPERATIVE AGREEMENT                    Issue Date: 04/10/2005

Department of Health and Human Services
National Institutes of Health
NATIONAL INSTITUTE OF ALLERGY AND INFECTIOUS DISEASES
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Grant Number: 1 U01 AI061345-01
Principal Investigator: JOHANSEN, LISA M PHD
Project Title:     Combination Therapies to Counteract Anthrax Toxin

CONTROLLER
COMBINATORX, INC
650 ALBANY ST
BOSTON, HA 02118
UNITED STATES


Budget Period:  04/15/2005 - 03/31/2006
Project Period: 04/15/2005 - 03/31/2010


Dear Business Official:

The National Institutes of Health hereby awards a grant in the amount of $1,039,480(see "Award Calculation" in Section I) to COMBINATORX, INC. in support of the above referenced project. This award is pursuant to the authority of 42 USC 241 31 USC 6305 & 6306 and is subject to terms and conditions referenced below.

Acceptance of this award including the Terms and Conditions is acknowledged by the grantee when funds are drawn down or otherwise obtained from the grant payment system.

Award recipients are responsible for reporting inventions derived or reduced to practice in the performance of work under this grant. Rights to inventions vest with the grantee organization provided certain requirements are met and there is acknowledgement of NIH support. In addition, recipients must ensure that patent and license activities are consistent with their responsibility to make unique research resources developed under this award available to the scientific community, in accordance with NIH policy. For additional information, please visit http://www.iedison.gov.

If you have any questions about this award, please contact the individual(s) referenced in the information below.

Sincerely yours,


/s/ Lesia A Norwood
Lesia Norwood
Grants Management Officer
NATIONAL INSTITUTE OF ALLERGY AND INFECTIOUS DISEASES

See additional information below

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
Personnel Costs                                                  $       221,130
Consultant Services                                              $        12,000
Equipment                                                        $       172,000
Supplies                                                         $       301,500
Travel Costs                                                     $         2,100
Federal Direct Costs                                             $       708,730
Federal F&A Costs                                                $       330,750
APPROVED BUDGET                                                  $     l,039,480
TOTAL FEDERAL AWARD AMOUNT                                       $     1,039,480

Recommended future year total cost support, subject to the availability OF funds and satisfactory progress of the project, is as follows.

02       $ 895,375
03       $ 778,424
04       $ 809,198
05       $ 841,492

FISCAL INFORMATION:
CFDA number: 93.856

EIN:  1043514457A1
Document Number:     UAI061345A

IC/    CAN      /   FY2005        /   FY2006        /   FY2007      /   FY2008        /   FY2009
AI/ 8460938     /   1,039,480    /       895,375   /     778, 424  /       803,198   /     841,492

NIH ADMINISTRATIVE DATA:
PCC: M46D / OC: 41.4L /Processed: NORWOODL 050406 0621

SECTION II - PAYMENT/HOTLINE INFORMATION - 1 U01 AI061345-01

For Payment and HHS Office of Inspector General Hotline Information, see the NIH Home Page at http://grants.nih.gov/grants/policy/awardconditions.htm

SECTION III - TERMS AND CONDITIONS - 1 U01 AI061345-01

This award is based on the application submitted to, and as approved by, the NIH on the above- titled project and is subject to the terms and conditions incorporated either directly or by reference in the following:

a. The grant program legislation and program regulation cited in this Notice of Grant Award.
b. The restrictions on the expenditure of federal funds in appropriations acts, to the extent those restrictions are pertinent to the award.
c. 45 CFR Part 74 or 45 CFR Part 92 as applicable.
d. The NIH Grants Policy Statement, including addenda in effect as of the beginning date of the budget period.
e. This award notice, INCLUDING THE TERMS AND CONDITIONS CITED BELOW.

(see NIH Home Page at http://grants.nih.gov/grants/policy/awardconditions.htm for certain references cited above.)

Carry over of an unobligated balance into the next budget period requires Grants Management Officer prior approval.

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Treatment of Program Income:
Additional Costs

SECTION IV - NIAID SPECIFIC TERMS OF AWARD -

THIS AWARD CONTAINS GRANT SPECIFIC RESTRICTIONS. THESE RESTRICTIONS MAY ONLY BE LIFTED BY A REVISED NOTICE OF GRANT AWARD.


Pending the establishment of a negotiated facilities and administrative (FSA) cost rate, this award provides an allowance of F&A costs of 10% salaries and wages ($18,900). The timeline to establish this rate is 90 days from the issuance of this Notice of Grant Award. Immediately contact Ms. Ruth Bishop, Office of Financial Management/NIH at (301) 496-2444 for assistance.

Awardees who conduct research involving Select Agents (see 42 CFR 73 for the Select Agent list; and 7 CFR 331 and 9 CFR 121 for the relevant animal and plant pathogens) must complete registration with CDC (or USDA, depending on the agent) before using NIH funds. No funds can be used for research involving Select Agents if the final registration certificate is denied.

The proposed research has been identified as involving an infectious agent that may warrant a biocontainment safety level of BSL3 or higher, according to the current edition of Biosafety in Microbiological and Biomedical Laboratories (BMBL; http://www.cdc.gov/od/ohs/biosfty/bmbl4/biabl4toc.htm). It is the responsibility of the Grantee Organization to assure that ALL Personnel, including those at associated institutions, handling these highly pathogenic infectious agents have received appropriate training and are working in appropriate biocontainment safety level facilities, as recommended in the current edition of BMBL.

In addition, it is a term and condition of NIH funding that all recombinant DNA research must be reviewed and approved by local Institutional Biosafety Committees, as described in the NIK Guidelines for Research Involving Recombinant DNA Molecules
(http://www4.od.nih.gov/oba/rac/guidelines_02/NIH_Gdlnes_lnk_2002z.pdf).

This award is subject to the Terms and Conditions of Award as set forth in the SPECIAL REQUIREMENTS section of RFA/PA AI-03-017, NIH Guide to Grants and Contracts, 06/16/2003. These special terms and conditions are incorporated in this award by reference.

Copies of the RFA may be accessed at the following Internet address:

(http://www.nih.gov/grants/guide/index.html)

As mandated in this RFA, the principal investigator should submit a performance plan to the NIAID program official that details specific milestones and timelines for achieving each milestone. Milestones should be linked to the annual funding cycle and submission of the annual progress report. The plan should include the specific criteria to be used in evaluating the degree of progress made in achieving each milestone.

No funds may be utilized until the negotiations with the principal investigator to establish the timelines and milestones are complete. This restriction may only be rescinded via a revised Notice of Grant Award.

The timelines and milestones must be approved by the Program Official within 30 days from the issue date of award.

Such timelines and milestones shall be agreed upon by the principal investigator and the NIAID program official before funds may be released.

TO receive consideration for funding of each successive year, the annual progress report and an updated Product Development Plan must be received two months prior to the end of the current funding period, demonstrating that the milestones defined for that funding year have been met.

The award may be adjusted in time or funding, as necessary, if the grantee fails to meet the agreed upon milestones.

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Lanling Zou, Program Official
Phone: 301-451-3757  Email: lanlingz@niaid.nih.gov  FAX: 301-402-2508

Maryellen Connell, Grants Specialist
Phone: (301) 402-5576  Email: mc40u@nih.gov  Fax: (301) 480-3780

SPREADSHEET
GRANT NUMBER: 1 U01 AI061345-01
P.I.: JOHANSEN, LISA M
INSTITUTION: COWBINATORX, INC.

                                       YEAR  01     YEAR  02     YEAR  03     YEAR  04     YEAR  05
                                      ----------   ----------   ----------   ----------   ----------
Salaries and wages                       189,000      198,450      208,373      218,792      229,732
Fringe Benefits                           32,130       33,737       35,423       37,195       39,054
Personnel Costs                          221,130      232,187      243,796      255,987      268,786
Consultant Services                       12,000       12,000       12,000       12,000       12,000
Equipment                                172,000
Supplies                                 301,500      301,500      151,600      151,650      151,700
Travel Costs                               2,100        2,400        2,700        3,000        3,300
Other Costs                                                          3,675        3,675        3,675

TOTAL FEDERAL DC                         708,730      548,087      413,771      426,312      439,461
TOTAL FEDERAL F&A                        330,750      347,288      364,653      382,886      402,031
TOTAL COST                             1,039,480      895,375      778,424      809,198      841,492

                                       YEAR  01     YEAR  02     YEAR  03     YEAR  04     YEAR  05
                                      ----------   ----------   ----------   ----------   ----------
F&A Cost Rate 1                           175.00%      175.00%      175.00%      175.00%      175.00%
F&A Cost Base 1                          189,000      198,450      208,373      218,792      229,732
F&A Costs 1                              330,750      347,288      364,653      382,886      402,031